EXHIBIT 99.1
Republic Services, Inc. Reschedules First Quarter 2020 Earnings Release and Conference Call to May 5

PHOENIX (April 17, 2020) – Republic Services, Inc. (NYSE: RSG) announced today that it has rescheduled the release of its first quarter 2020 financial results and investor conference call previously scheduled for April 30, 2020. The earnings release has been rescheduled to Tuesday, May 5, 2020, after the market closes. The Company will also host an investor conference call at 5:00 p.m. ET.

A live audio webcast of the conference call can be accessed by logging onto the Company's Investor Relations page on RepublicServices.com, or listeners may access the call by dialing (844) 890-1789 or (412) 717-9598, passcode "Republic Services".

The Company encourages participants who will be dialing in to pre-register for the conference call using the following link: http://dpregister.com/10140207. Callers who pre-register will be given a conference passcode and PIN to gain immediate access to the call and bypass the live operator on the day of the call. Participants may pre-register at any time, including up to and after the call start time.

A replay of the call will be available one hour after the end of the conference through May 12, 2020, by calling (877) 344-7529 or (412) 317-0088, passcode 10140207. The conference call will also be archived on the Company's website at RepublicServices.com.

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About Republic Services

Republic Services, Inc. is an industry leader in U.S. recycling and non-hazardous solid waste disposal. Through its subsidiaries, Republic’s collection operations, transfer stations, recycling centers, landfills, and environmental services provide effective solutions to make responsible recycling and waste disposal effortless for its customers across the country. Its 36,000 employees are committed to providing a superior experience while fostering a sustainable Blue Planet® for future generations to enjoy a cleaner, safer and healthier world. For more information, visit RepublicServices.com, or follow us at Facebook.com/RepublicServices, @RepublicService on Twitter and @republic_services on Instagram.

The Company participants in investor presentations and conferences through the year. Interested parties can find a schedule of these conferences at RepublicServices.com.

For more information, contact:
Media Inquiries     Investor Inquiries
Donna Egan (480) 757-9748   Nicole Giandinoto (480) 627-7098
media@RepublicServices.com    investor@RepublicServices.com
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